UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2019

TRIUMPH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 Cassatt Road, Suite 210		19312
Berwyn, Pennsylvania		(Zip Code)
(Address of principal executive offices)

(610) 251-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Severance Plans
As previously reported on a Form 8-K dated May 29, 2018, on such date the Board of Directors (the “Board”) of Triumph Group, Inc. (the “Company”), on the recommendation of the Compensation and Management Development Committee of the Board (the “Committee”), adopted the Triumph Group, Inc. Executive Change in Control and General Severance Plan for Executive and Management Employees (the “Prior Severance Plan”), in which the executive officers, including the named executive officers, of the Company participate.
On February 19, 2019, the Committee approved the bifurcation of the Prior Severance Plan into (i) the Triumph Group, Inc. Executive Change in Control Severance Plan (the “CIC Severance Plan”), applicable in the event of a termination of employment without Cause or for Good Reason that occurs within the period beginning six (6) months prior to and ending twenty-four (24) months after a Change in Control (each term as defined in the CIC Severance Plan), and (ii) the Triumph Group, Inc. General Severance Plan, applicable in the event of a termination of employment without Cause or for Good Reason (each term as defined in the General Severance Plan) unrelated to a Change in Control (the “General Severance Plan”) (collectively, the “Current Severance Plans”).
The Committee approved the Current Severance Plans in order to simplify plan administration and enhance clarity. The Current Severance Plans maintain the material terms of the Prior Severance Plan, including the severance multiplies applicable under the Prior Severance Plan. In addition, the Current Severance Plans provide for the following:

•
The annual bonus component of each named executive officer’s cash severance payment under the CIC Severance Plan is based on the higher of the executive’s (i) highest annual bonus earned in each of the last three completed annual performance periods and (ii) current target bonus opportunity in the fiscal year in which the executive’s termination occurs. The annual bonus component of each named executive officer’s cash severance payment under the General Severance Plan is based on the executive’s target bonus opportunity in the fiscal year in which the executive’s termination occurs.

•
Under the Current Severance Plans, severance payments will include a lump sum payment equal to the executive’s pro-rated annual target bonus opportunity in the fiscal year in which the executive’s termination occurs.

•
Under the Current Severance Plans, performance-based awards vest based on an assumed achievement of all relevant performance goals at target as of the effective date of termination (pro-rated under the General Severance Plan).

•
Under the CIC Severance Plan, severance payments include a lump sum payment equal to the total amount that the executive would have received under the Company’s 401(k) plan as a company match, assuming the executive participated in such plan at statutory maximum levels through the applicable severance period.

The above is a non-comprehensive summary of changes only and does not purport to be a complete description of the Current Severance Plans. This summary is qualified in all respects by the applicable plan documents, which will be included as exhibits to our Form 10-K for the fiscal year ending March 31, 2019.
CFO Compensation
Also on February 19, 2019, the Committee approved certain amendments to the Company’s compensation arrangements with James F. McCabe, the Company’s Senior Vice President and Chief Executive Officer. Specifically, Mr. McCabe’s annual base salary was increased to $550,000, and his target bonus was increased to $550,000. In addition, Mr. McCabe’s target long-term incentive (LTI) payment was increased to 150% of base salary.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2019			TRIUMPH GROUP, INC.
	By:	/s/	Jennifer H. Allen
Jennifer H. Allen
Senior Vice President, General Counsel and
Secretary

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